Investor Contact: Michael Greiner
Avanos Medical, Inc.
470-562-2692
Investor.Relations@Avanos.com

Media Contact: Katrine Kubis
Avanos Medical, Inc.
CorporateCommunications@Avanos.com

Avanos Medical, Inc. Announces Third Quarter 2024 Results, retirement of CEO

ALPHARETTA, Ga., October 30, 2024/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported third quarter 2024 financial results and announced the retirement of its CEO, Joe Woody.
Gary Blackford, Avanos Board Chairman, noted “Joe has decided to retire after leading Avanos for the past seven years. Joe has agreed to assist the Company in the transition of leadership, and will continue to consult with the Company through April of next year. Avanos is better positioned financially and organizationally today to achieve its longer-term value creation goals because of Joe’s leadership these past seven years and we thank him.” Blackford continued, “We are also pleased to announce that Michael Greiner has agreed to serve as interim CEO for Avanos. As Avanos’ CFO and Chief Transformation Officer, Michael has demonstrated his ability to deliver consistent results against our three-year transformation plan and he is well positioned to step in as interim CEO.”
Third Quarter 2024 Financial Highlights
•Total net sales from continuing operations were $170.4 million, a 0.5% decrease from the comparable prior year period.
•Net income from continuing operations was $5.9 million, compared to net loss from continuing operations of $8.8 million a year ago.
•Adjusted net income from continuing operations totaled $16.7 million, compared to $14.0 million a year ago.
•Diluted earnings per share from continuing operations was $0.12, compared to diluted loss per share of $0.19 a year ago.
•Adjusted diluted earnings per share from continuing operations was $0.36, compared to $0.30 a year ago.
•Adjusted EBITDA was $30.6 million, compared to $27.8 million a year ago.
“Although we are pleased with our transformation progress, we fell short in the third quarter of our stated objective of mid-single-digit organic growth, which also negatively impacted gross profit margin for the quarter,” said Michael Greiner, Avanos’ interim chief executive officer. “We had a few strong pockets of sales performance for the quarter, including continued execution in our digestive health business and double digit growth for Game Ready and IVP. However, underperformance in our surgical pain category, particularly ON-Q, negatively impacted our overall sales performance.”

Third Quarter 2024 Operating Results From Continuing Operations
For the three months ended September 30, 2024, net sales totaled $170.4 million, a decrease of 0.5% compared to the prior year period, due to lower demand for our surgical pain and hyaluronic acid (“HA”) products and lower pricing on our HA products. This was partially offset by continued strong demand and volume in our Digestive Health portfolio, primarily from our NeoMed neonatal and pediatric feeding solutions, as well as continued demand for our Game Ready product and increased demand for our Trident product.
Gross margin during the third quarter of 2024 was 54.5%, compared to 55.8% in the prior year period. Adjusted gross margin was 58.0% compared to 58.2% last year. Gross profit margin decreased primarily due to costs related to our restructuring initiatives and plant separation costs associated with the divestiture of our respiratory health (“RH”) business (the “Divestiture”). In addition, lower pricing for our HA products was partially offset by favorable volume and product mix.
Selling and general expenses as a percentage of net sales was 43.6% for the third quarter of 2024, compared to 45.9% for the third quarter of 2023. On an adjusted basis, selling and general expenses as a percentage of net sales was 39.8% for the third quarter of 2024, compared to 41.6% for the third quarter of 2023. Selling and general expenses decreased primarily due to savings realized from the execution on our ongoing three-year transformation process (the “Transformation Process”) and disciplined spending.
Operating profit in the third quarter of 2024 was $12.0 million, compared to $1.2 million in the prior year period, primarily due to lower selling and general expenses related to the execution on Transformation Process and restructuring priorities. On an adjusted basis, operating profit totaled $25.3 million, compared to $23.0 million a year ago.
Adjusted EBITDA from continuing operations was $30.6 million in the three months ended September 30, 2024, compared to $27.8 million in the three months ended September 30, 2023.
First Nine Months of 2024 Operating Results From Continuing Operations
For the nine months ended September 30, 2024, net sales were $508.2 million, an increase of 1.6% compared to the prior year period, primarily due to strong demand for our Digestive Health and Game Ready products. This was partially offset by lower demand and pricing for our HA products.
Gross margin was 55.7%, compared to 56.9% last year. Adjusted gross margin was 59.1% compared to 59.2% last year and was impacted by the same items noted above for the third quarter.
Selling and general expenses as a percentage of net sales were 47.0% for the nine months ended September 30, 2024, compared to 52.1% for the prior year period. The decrease was primarily due to disciplined spending, partially offset by non-recurring expenses associated with the Transformation Process and the Divestiture. On an adjusted basis, selling and general expenses as a percentage of net sales was 42.9% for the first nine months of 2024, compared to 44.8% in the prior year period.
Operating profit was $22.3 million, compared to an operating loss of $7.0 million in the prior year period, primarily due to increased demand for our Digestive Health products and lower selling and general costs, partially offset by lower volume and pricing of our HA products. On an adjusted basis, operating profit was $63.4 million compared to $52.6 million a year ago.
Net income from continuing operations for the nine months ended September 30, 2024 was $10.7 million, compared to net loss from continuing operations of $20.9 million a year ago.
Adjusted EBITDA for the nine months ended September 30, 2024 was $79.0 million, compared to $66.8 million in the prior year period.
Cash Flow and Balance Sheet
Cash flow from operations for the third quarter was $23.0 million, compared to $29.1 million a year ago.

Cash from operations less capital expenditures, or free cash flow, for the third quarter was $20.0 million, driven primarily by cash flow provided by operating activities, compared to $25.2 million a year ago. The Company’s cash balance at September 30, 2024 was $89.0 million, compared to $87.7 million at year-end 2023.
Total debt outstanding, net of unamortized discounts, was $162.0 million at September 30, 2024, compared to $168.0 million at December 31, 2023.
Discontinued Operations
Net sales from discontinued operations were $10.5 million in the three months ended September 30, 2024, compared to $31.1 million in the three months ended September 30, 2023. Net sales from discontinued operations were $41.0 million in the nine months ended September 30, 2024, compared to $93.9 million in the nine months ended September 30, 2023.
2024 Outlook
For the year, the Company anticipates revenue from continuing operations of between $683 million and $688 million, adjusted gross margin from continuing operations of approximately 59.0% and adjusted diluted earnings per share from continuing operations of between $1.30 and $1.35.
Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:
•Adjusted net income;
•Adjusted diluted earnings per share;
•Adjusted gross and operating profit;
•Adjusted effective tax rate;
•Adjusted EBITDA; and
•Free cash flow.
These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
•Certain acquisition and integration charges related to acquisitions.
•Expenses associated with restructuring and transformation activities, including the Divestiture in the fourth quarter of 2023.
•Expenses associated with European Union Medical Device Regulation (“EU MDR”) compliance.
•The amortization of intangible assets associated with prior business acquisitions.
•The tax effects of certain adjusting items.
•The benefit associated with the tax effects of the CARES Act.
•The positive or negative effect of changes in currency exchange rates during the year.
The Company provides these non-GAAP financial measures as supplemental information to its GAAP financial measures. Management and the Company’s board of directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to: (a) evaluate the Company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the Company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of the Company’s ongoing business operations.

Additionally, the compensation committee of the Company’s board of directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the Company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.
Our competitors may define these non-GAAP financial measures differently, and as a result, our measure of these non-GAAP financial measures may not be directly comparable to those of other companies. Items excluded from these non-GAAP financial measures are significant components in understanding and assessing financial performance. These non-GAAP financial measures are supplemental measures of operating performance that do not represent, and should not be considered in isolation or as an alternative to, or substitute for, the financial statement data presented in the Company’s consolidated financial statements as indicators of financial performance. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP financial measures as supplemental information.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.
Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the internet at https://avanos.investorroom.com or via telephone by dialing 800-836-8184 in the United States. A replay of the call will be available at noon ET today by calling 888-660-6345 in the United States and entering passcode 38787#. A webcast of the call will also be archived in the Investors section on the Avanos website.
About Avanos Medical, Inc.
Avanos Medical (NYSE: AVNS) is a medical technology company focused on delivering clinically superior solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to addressing some of today’s most important healthcare needs, including providing a vital lifeline for nutrition to patients from hospital to home, and reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands globally and holds leading market positions in multiple categories across its portfolio. For more information, visit www.avanos.com and follow Avanos Medical on X (@AvanosMedical), LinkedIn and Facebook.
Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan” or “continue” and similar expressions. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; shortage in drugs used in our Surgical Pain and Recovery products or other disruptions in our supply chain; the ongoing regional conflicts between Russia and Ukraine and in the Middle East; our ability to successfully execute on or achieve the expected benefits of our transformation initiative or our divestiture, acquisition or merger transactions; inflationary pressures; financial conditions affecting the banking system and the potential threats to the solvency of commercial banks; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. The information contained herein speaks only as of the date of this release and we undertake no obligation to update forward-looking statements, except as may be required by the securities laws.

Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net Sales	$170.4	$171.3	$508.2	$500.0
Cost of products sold	77.5	75.8	224.9	215.3
Gross Profit	92.9	95.5	283.3	284.7
Research and development expenses	7.2	6.1	20.5	20.4
Selling and general expenses	74.3	78.7	238.8	260.5
Other (income) expense, net	(0.6)	9.5	1.7	10.8
Operating Income (Loss)	12.0	1.2	22.3	(7.0)
Interest income	0.7	0.9	4.3	1.9
Interest expense	(3.2)	(4.7)	(9.4)	(11.7)
Income (Loss) Before Income Taxes	9.5	(2.6)	17.2	(16.8)
Income tax provision	(3.6)	(6.2)	(6.5)	(4.1)
Income (Loss) from Continuing Operations	5.9	(8.8)	10.7	(20.9)
(Loss) Income from discontinued operations, net of tax	(1.6)	5.1	(5.5)	(51.4)
Net Income (Loss)	$4.3	$(3.7)	$5.2	$(72.3)

Interest expense, net	$2.5	$3.8	$5.1	$9.8
Income tax provision	3.0	7.8	4.5	6.3
Depreciation and amortization	11.7	11.0	34.4	34.6
EBITDA	$21.5	$18.9	$49.2	$(21.6)

Earnings (Loss) Per Share
Basic
Continuing operations	$0.13	$(0.19)	$0.23	$(0.45)
Discontinued operations	(0.03)	0.11	(0.12)	(1.10)
Basic Earnings (Loss) Per Share	$0.10	$(0.08)	$0.11	$(1.55)

Diluted
Continuing operations	$0.12	$(0.19)	$0.23	$(0.45)
Discontinued operations	(0.03)	0.11	(0.12)	(1.10)
Diluted Earnings (Loss) Per Share	$0.09	$(0.08)	$0.11	$(1.55)

Common Shares Outstanding
Basic	46.0	46.8	46.0	46.7
Diluted	46.6	46.8	46.5	46.7

AVANOS MEDICAL, INC.
Discontinued Operations Summary
(unaudited)
(in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net Sales	$10.5	$31.1	$41.0	$93.9
Cost of products sold	15.9	19.9	47.4	57.8
Gross Profit	(5.4)	11.2	(6.4)	36.1
Research and development expenses	—	0.2	—	0.8
Selling, general and other expenses	—	4.2	—	11.9
Pretax loss on classification as discontinued operations	—	—	—	72.3
Other (income) expense, net	(3.2)	0.1	1.1	0.3
(Loss) Income from discontinued operations before income taxes	(2.2)	6.7	(7.5)	(49.2)
Income tax benefit (provision) from discontinued operations	0.6	(1.6)	2.0	(2.2)
(Loss) Income from discontinued operations, net of tax	$(1.6)	$5.1	$(5.5)	$(51.4)

(Loss) Earnings Per Share
Basic	$(0.03)	$0.11	$(0.12)	$(1.10)
Diluted	$(0.03)	$0.11	$(0.12)	$(1.10)

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$92.9	$(5.4)	$87.5	$95.5	$11.2	$106.7
Restructuring and transformation charges	0.7	—	0.7	0.6	—	0.6
Post-RH Divestiture transition charges	0.6	—	0.6	—	—	—
Post-RH Divestiture restructuring	0.8	—	0.8	—	—	—
EU MDR Compliance	0.2	—	0.2	—	—	—
Intangibles amortization	3.7	—	3.7	3.6	—	3.6
As adjusted non-GAAP	$98.9	$(5.4)	$93.5	$99.7	$11.2	$110.9
Gross profit margin, as reported	54.5%	(51.4)%	48.4%	55.8%	36.0%	52.7%
Gross profit margin, as adjusted	58.0%	(51.4)%	51.7%	58.2%	36.0%	54.8%

	Gross Profit
	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$283.3	$(6.4)	$276.9	$284.7	$36.1	$320.8
Acquisition and integration-related charges	0.1	—	0.1	—	—	—
Restructuring and transformation charges	1.7	—	1.7	0.6	—	0.6
Post-RH Divestiture transition charges	1.4	—	1.4	—	—	—
Post-RH Divestiture restructuring	3.0	—	3.0	—	—	—
EU MDR Compliance	0.2	—	0.2	—	—	—
Intangibles amortization	10.7	—	10.7	10.8	—	10.8
As adjusted non-GAAP	$300.4	$(6.4)	$294.0	$296.1	$36.1	$332.2
Gross profit margin, as reported	55.7%	(15.6)%	50.4%	56.9%	38.4%	54.0%
Gross profit margin, as adjusted	59.1%	(15.6)%	53.5%	59.2%	38.4%	55.9%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Operating Profit (Loss)
	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$12.0	$(2.2)	$9.8	$1.2	$6.7	$7.9
Acquisition and integration-related charges	1.6	—	1.6	0.6	—	0.6
Restructuring and transformation charges	0.7	—	0.7	4.3	—	4.3
Post-RH Divestiture transition charges	0.7	—	0.7	—	—	—
Post-RH Divestiture restructuring	2.3	—	2.3	—	—	—
Divestiture related	—	—	—	1.4	0.8	2.2
EU MDR Compliance	1.6	—	1.6	0.8	—	0.8
Litigation and legal	—	—	—	8.5	—	8.5
Intangibles amortization	6.4	—	6.4	6.2	—	6.2
As adjusted non-GAAP	$25.3	$(2.2)	$23.1	$23.0	$7.5	$30.5

	Operating Profit (Loss)
	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$22.3	$(7.5)	$14.8	$(7.0)	$(49.2)	$(56.2)
Acquisition and integration-related charges	4.1	—	4.1	2.4	—	2.4
Restructuring and transformation charges	5.2	—	5.2	23.0	—	23.0
Post-RH Divestiture transition charges	2.2	—	2.2	—	—	—
Post-RH Divestiture restructuring	6.4	—	6.4	—	—	—
Divestiture related	—	—	—	5.1	0.8	5.9
Estimated loss on Divestiture	—	—	—	—	72.3	72.3
EU MDR Compliance	4.4	—	4.4	2.8	—	2.8
Litigation and legal	—	—	—	8.5	—	8.5
Intangibles amortization	18.8	—	18.8	17.8	0.8	18.6
As adjusted non-GAAP	$63.4	$(7.5)	$55.9	$52.6	$24.7	$77.3

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Income (Loss) Before Taxes
	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$9.5	$(2.2)	$7.3	$(2.6)	$6.7	$4.1
Acquisition and integration-related charges	1.6	—	1.6	0.6	—	0.6
Restructuring and transformation charges	0.7	—	0.7	4.3	—	4.3
Post-RH Divestiture transition charges	0.7	—	0.7	—	—	—
Post-RH Divestiture restructuring	2.3	—	2.3	—	—	—
Divestiture related	—	—	—	1.4	0.8	2.2
EU MDR Compliance	1.6	—	1.6	0.8	—	0.8
Litigation and legal	—	—	—	8.5	—	8.5
Intangibles amortization	6.4	—	6.4	6.2	—	6.2
As adjusted non-GAAP	$22.8	$(2.2)	$20.6	$19.2	$7.5	$26.7

	Income (Loss) Before Taxes
	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$17.2	$(7.5)	$9.7	$(16.8)	$(49.2)	$(66.0)
Acquisition and integration-related charges	4.1	—	4.1	2.4	—	2.4
Restructuring and transformation charges	5.2	—	5.2	23.0	—	23.0
Post-RH Divestiture transition charges	2.2	—	2.2	—	—	—
Post-RH Divestiture restructuring	6.4	—	6.4	—	—	—
Divestiture related	—	—	—	5.1	0.8	5.9
Estimated loss on Divestiture	—	—	—	—	72.3	72.3
EU MDR Compliance	4.4	—	4.4	2.8	—	2.8
Litigation and legal	—	—	—	8.5	—	8.5
Intangibles amortization	18.8	—	18.8	17.8	0.8	18.6
As adjusted non-GAAP	$58.3	$(7.5)	$50.8	$42.8	$24.7	$67.5

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Tax (Provision) Benefit
	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$(3.6)	$0.6	$(3.0)	$(6.2)	$(1.6)	$(7.8)
Tax effects of adjusting items	(2.5)	—	(2.5)	1.0	(0.4)	0.6
As adjusted non-GAAP	$(6.1)	$0.6	$(5.5)	$(5.2)	$(2.0)	$(7.2)
Effective tax rate, as reported	37.9%	27.3%	41.1%	(238.5)%	23.9%	190.2%
Effective tax rate, as adjusted	26.8%	27.3%	26.7%	27.0%	26.7%	26.9%

	Tax (Provision) Benefit
	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$(6.5)	$2.0	$(4.5)	$(4.1)	$(2.2)	$(6.3)
Tax effects of adjusting items	(9.2)	—	(9.2)	(7.5)	(4.4)	(11.9)
As adjusted non-GAAP	$(15.7)	$2.0	$(13.7)	$(11.6)	$(6.6)	$(18.2)
Effective tax rate, as reported	37.8%	26.7%	46.4%	(24.4)%	(4.5)%	(9.5)%
Effective tax rate, as adjusted	26.9%	26.7%	27.0%	27.0%	26.7%	26.9%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions except per share amounts)

	Net Income (Loss)
	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$5.9	$(1.6)	$4.3	$(8.8)	$5.1	$(3.7)
Acquisition and integration-related charges	1.6	—	1.6	0.6	—	0.6
Restructuring and transformation charges	0.7	—	0.7	4.3	—	4.3
Post-RH Divestiture transition charges	0.7	—	0.7	—	—	—
Post-RH Divestiture restructuring	2.3	—	2.3	—	—	—
Divestiture related	—	—	—	1.4	0.8	2.2
EU MDR Compliance	1.6	—	1.6	0.8	—	0.8
Litigation and legal	—	—	—	8.5	—	8.5
Intangibles amortization	6.4	—	6.4	6.2	—	6.2
Tax effects of adjusting items	(2.5)	—	(2.5)	1.0	(0.4)	0.6
As adjusted non-GAAP	$16.7	$(1.6)	$15.1	$14.0	$5.5	$19.5
Diluted earnings (loss) per share, as reported	$0.12	$(0.03)	$0.09	$(0.19)	$0.11	$(0.08)
Diluted earnings (loss) per share, as adjusted	$0.36	$(0.03)	$0.33	$0.30	$0.12	$0.42

	Net Income (Loss)
	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$10.7	$(5.5)	$5.2	$(20.9)	$(51.4)	$(72.3)
Acquisition and integration-related charges	4.1	—	4.1	2.4	—	2.4
Restructuring and transformation charges	5.2	—	5.2	23.0	—	23.0
Post-RH Divestiture transition charges	2.2	—	2.2	—	—	—
Post-RH Divestiture restructuring	6.4	—	6.4	—	—	—
Divestiture related	—	—	—	5.1	0.8	5.9
Estimated loss on Divestiture	—	—	—	—	72.3	72.3
EU MDR Compliance	4.4	—	4.4	2.8	—	2.8
Litigation and legal	—	—	—	8.5	—	8.5
Intangibles amortization	18.8	—	18.8	17.8	0.8	18.6
Tax effects of adjusting items	(9.2)	—	(9.2)	(7.5)	(4.4)	(11.9)
As adjusted non-GAAP	$42.6	$(5.5)	$37.1	$31.2	$18.1	$49.3
Diluted earnings (loss) per share, as reported	$0.23	$(0.12)	$0.11	$(0.45)	$(1.10)	$(1.55)
Diluted earnings (loss) per share, as adjusted	$0.92	$(0.12)	$0.80	$0.67	$0.39	$1.06

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions except per share amounts)

	Selling, General and Administrative Expenses
	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$74.3	$—	$74.3	$78.7	$4.2	$82.9
Acquisition and integration-related charges	(0.7)	—	(0.7)	(0.6)	—	(0.6)
Restructuring and transformation charges	—	—	—	(2.1)	—	(2.1)
Post-RH Divestiture transition charges	(0.1)	—	(0.1)	—	—	—
Post-RH Divestiture restructuring	(1.5)	—	(1.5)	—	—	—
Divestiture related	—	—	—	(1.4)	(0.8)	(2.2)
EU MDR Compliance	(1.4)	—	(1.4)	(0.8)	—	(0.8)
Intangibles amortization	(2.7)	—	(2.7)	(2.6)	—	(2.6)
As adjusted non-GAAP	$67.9	$—	$67.9	$71.2	$3.4	$74.6
SG&A as a percentage of revenue, as reported	43.6%	—%	41.1%	45.9%	13.5%	41.0%
SG&A as a percentage of revenue, as adjusted	39.8%	—%	37.5%	41.6%	10.9%	36.9%

	Selling, General and Administrative Expenses
	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
As reported	$238.8	$—	$238.8	$260.5	$11.9	$272.4
Acquisition and integration-related charges	(1.3)	—	(1.3)	(1.0)	—	(1.0)
Restructuring and transformation charges	(3.4)	—	(3.4)	(20.5)	—	(20.5)
Post-RH Divestiture transition charges	(0.6)	—	(0.6)	—	—	—
Post-RH Divestiture restructuring	(3.4)	—	(3.4)	—	—	—
Divestiture related	—	—	—	(5.1)	(0.8)	(5.9)
EU MDR Compliance	(4.2)	—	(4.2)	(2.8)	—	(2.8)
Intangibles amortization	(8.1)	—	(8.1)	(7.0)	(0.8)	(7.8)
As adjusted non-GAAP	$217.8	$—	$217.8	$224.1	$10.3	$234.4
SG&A as a percentage of revenue, as reported	47.0%	—%	43.5%	52.1%	12.7%	45.9%
SG&A as a percentage of revenue, as adjusted	42.9%	—%	39.7%	44.8%	11.0%	39.5%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	EBITDA
	Three Months Ended September 30, 2024			Three Months Ended September 30, 2023
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
Net income (loss)	$5.9	$(1.6)	$4.3	$(8.8)	$5.1	$(3.7)
Interest expense, net	2.5	—	2.5	3.8	—	3.8
Income tax provision (benefit)	3.6	(0.6)	3.0	6.2	1.6	7.8
Depreciation	5.3	—	5.3	4.8	—	4.8
Amortization	6.4	—	6.4	6.2	—	6.2
EBITDA	23.7	(2.2)	21.5	12.2	6.7	18.9
Acquisition and integration-related charges	1.6	—	1.6	0.6	—	0.6
Restructuring and transformation charges	0.7	—	0.7	4.3	—	4.3
Post-RH Divestiture transition charges	0.7	—	0.7	—	—	—
Post-RH Divestiture restructuring	2.3	—	2.3	—	—	—
Divestiture related	—	—	—	1.4	0.8	2.2
EU MDR Compliance	1.6	—	1.6	0.8	—	0.8
Litigation and legal	—	—	—	8.5	—	8.5
Adjusted EBITDA	$30.6	$(2.2)	$28.4	$27.8	$7.5	$35.3

	EBITDA
	Nine Months Ended September 30, 2024			Nine Months Ended September 30, 2023
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
Net income (loss)	$10.7	$(5.5)	$5.2	$(20.9)	$(51.4)	$(72.3)
Interest expense, net	5.1	—	5.1	9.8	—	9.8
Income tax provision (benefit)	6.5	(2.0)	4.5	4.1	2.2	6.3
Depreciation	15.6	—	15.6	14.2	1.8	16.0
Amortization	18.8	—	18.8	17.8	0.8	18.6
EBITDA	56.7	(7.5)	49.2	25.0	(46.6)	(21.6)
Acquisition and integration-related charges	4.1	—	4.1	2.4	—	2.4
Restructuring and transformation charges	5.2	—	5.2	23.0	—	23.0
Post-RH Divestiture transition charges	2.2	—	2.2	—	—	—
Post-RH Divestiture restructuring	6.4	—	6.4	—	—	—
Divestiture related	—	—	—	5.1	0.8	5.9
Estimated loss on Divestiture	—	—	—	—	72.3	72.3
EU MDR Compliance	4.4	—	4.4	2.8	—	2.8
Litigation and legal	—	—	—	8.5	—	8.5
Adjusted EBITDA	$79.0	$(7.5)	$71.5	$66.8	$26.5	$93.3

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions except per share amounts)

	Free Cash Flow
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash provided by operating activities	$23.0	$29.1	$42.8	$19.7
Capital expenditures	(3.0)	(3.9)	(13.0)	(11.9)
Free Cash Flow	$20.0	$25.2	$29.8	$7.8

2024 OUTLOOK

	Estimated Range
Diluted earnings per share (GAAP)	$0.46	to	$0.56
Intangibles amortization	0.39	to	0.38
Restructuring and transformation charges	0.08	to	0.07
Post RH-Divestiture transition charges	0.20	to	0.18
Other	0.17	to	0.16
Adjusted diluted earnings per share (non-GAAP)	$1.30	to	$1.35

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	September 30, 2024	December 31, 2023
ASSETS
Current Assets
Cash and cash equivalents	$89.0	$87.7
Accounts receivable, net	131.9	142.8
Inventories	161.9	163.2
Prepaid and other current assets	15.9	28.8
Assets held for sale	73.9	64.5
Total Current Assets	472.6	487.0
Property, Plant and Equipment, net	109.5	117.2
Operating Lease Right-of-Use Assets	26.5	26.8
Goodwill	795.1	796.1
Other Intangible Assets, net	220.1	239.5
Deferred Tax Assets	6.6	6.5
Other Assets	25.8	19.3
TOTAL ASSETS	$1,656.2	$1,692.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$9.4	$8.6
Current portion of operating lease liabilities	13.7	12.8
Trade accounts payable	54.2	56.3
Accrued expenses	82.7	93.2
Liabilities held for sale	52.9	63.7
Total Current Liabilities	212.9	234.6
Long-Term Debt	152.6	159.4
Operating Lease Liabilities	26.5	28.3
Deferred Tax Liabilities	23.9	23.8
Other Long-Term Liabilities	10.6	10.0
TOTAL LIABILITIES	426.5	456.1
Stockholders’ Equity	1,229.7	1,236.3
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,656.2	$1,692.4

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating Activities
Net income (loss)	$4.3	$(3.7)	$5.2	$(72.3)
Depreciation and amortization	11.7	11.0	34.4	34.6
Goodwill impairment	—	—	—	59.1
Loss on asset dispositions	0.1	1.1	0.4	1.1
Changes in operating assets and liabilities, net of acquisition	3.7	20.6	(10.0)	(12.1)
Deferred income taxes and other	3.2	0.1	12.8	9.3
Cash Provided by Operating Activities	23.0	29.1	42.8	19.7
Investing Activities
Capital expenditures	(3.0)	(3.9)	(13.0)	(11.9)
Proceeds from RH Divestiture post-closing settlement	—	—	2.1	—
Acquisition of assets and investments in businesses	—	(45.0)	—	(47.5)
Investment in Note Receivable	(9.0)	—	(9.0)	—
Cash Used in Investing Activities	(12.0)	(48.9)	(19.9)	(59.4)
Financing Activities
Secured debt repayments	(3.2)	—	(6.3)	(3.1)
Revolving credit facility proceeds	—	55.0	20.0	55.0
Revolving credit facility repayments	(10.0)	—	(20.0)	(20.0)
Purchase of treasury stock	(0.1)	(9.2)	(12.7)	(12.9)
Proceeds from the exercise of stock options	0.6	0.9	1.1	1.5
Payment of contingent consideration liabilities	(3.3)	—	(3.8)	—
Cash (Used in) Provided by Financing Activities	(16.0)	46.7	(21.7)	20.5
Effect of Exchange Rate Changes on Cash and Cash Equivalents	1.8	(1.6)	0.1	(1.4)
(Decrease) Increase in Cash and Cash Equivalents	(3.2)	25.3	1.3	(20.6)
Cash and Cash Equivalents - Beginning of Period	92.2	81.8	87.7	127.7
Cash and Cash Equivalents - End of Period	$89.0	$107.1	$89.0	$107.1

AVANOS MEDICAL, INC.
SELECTED BUSINESS AND PRODUCTS DATA
(unaudited)
(in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Change	2024	2023	Change
Digestive Health	$98.2	$95.0	3.4%	$290.6	$276.8	5.0%
Pain Management and Recovery:
Surgical pain and recovery	$30.3	$34.1	(11.1)%	$93.8	$103.6	(9.5)%
Interventional pain	41.9	42.2	(0.7)%	123.8	119.6	3.5%
Total Pain Management and Recovery	72.2	76.3	(5.4)%	217.6	223.2	(2.5)%
Total Net Sales	$170.4	$171.3	(0.5)%	$508.2	$500.0	1.6%

		Total	Volume	Pricing/Mix	Currency	Other(a)
Net sales - percentage change	QTD	(0.5)%	2.4%	(2.9)%	(0.1)%	0.1%
Net sales - percentage change	YTD	1.6%	3.6%	(1.9)%	(0.1)%	—%
______________________________
(a)Other includes rounding